                                                                Exhibit (e) (3)

AMERICAN GENERAL
Life Companies

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                            EXECUTIVE ADVANTAGE/SM/
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                          SUBACCOUNT TRANSFER REQUEST
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
      Policy Number:  Policyholder:
                                    (Last Name, First Name, Middle Name)

     Insured:.                                       Social Security No.:
               (Last Name, First Name, Middle Name)

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  .  Restrictions on Subaccount Transfers are shown in the Certificate and
     Certificate Information pages.

  . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

  . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

  .  Transfers must be in whole dollars or whole percentages.

CIRCLE + FOR TRANSFER INTO FUND. CIRCLE (-) FOR TRANSFER OUT OF FUND.

                     AMOUNT   PERCENT                            AMOUNT    Percent
GUARANTEED ACCOUNT   + (-)  $         %     GOLDMAN SACHS VARIABLE INSURANCE TRUST
 AIM VARIABLE INSURANCE FUNDS (INVESCO       Strategic
   VARIABLE INSURANCE FUNDS)                   International
                                               Equity Fund         + (-) $         %
 Invesco V.I. High                           Structured U.S.
   Yield Fund        + (-)  $         %        Equity Fund         + (-) $         %
 Invesco V.I.                                JPMORGAN INSURANCE TRUST
   American Value
   Fund              + (-)  $         %
 ALLIANCEBERNSTEIN VARIABLE PRODUCTS         Small Cap Core
   SERIES FUND, INC.                           Portfolio           + (-) $         %
 Growth Portfolio    + (-)  $         %     THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
 Growth and Income                           Core Plus Fixed
   Portfolio         + (-)  $         %        Income Portfolio    + (-) $         %
 Large Cap Growth                            Emerging Markets
   Portfolio         + (-)  $         %        Equity Portfolio    + (-) $         %
AMERICAN CENTURY VARIABLE PORTFOLIOS,        Mid Cap Growth
 INC.                                          Portfolio           + (-) $         %
 VP Income & Growth                         NEUBERGER BERMAN ADVISERS MANAGEMENT
   Fund              + (-)  $         %      TRUST
 VP International                            AMT Large Cap
   Fund              + (-)  $         %        Value Portfolio     + (-) $         %
BLACKROCK VARIABLE SERIES FUNDS, INC.       PIMCO VARIABLE
                                             INSURANCE TRUST
 BlackRock Basic                             High Yield
   Value V.I. Fund   + (-)  $         %        Portfolio           + (-) $         %
 BlackRock Capital                           Long Term U.S.
   Appreciation                                Government
   V.I. Fund         + (-)  $         %        Portfolio           + (-) $         %
 BlackRock U.S.                              Real Return
   Government Bond                             Portfolio
   V.I. Fund         + (-)  $         %                            + (-) $         %
 BlackRock Value                             Short-Term
   Opportunities                               Portfolio
   V.I. Fund         + (-)  $         %                            + (-) $         %
FIDELITY VARIABLE INSURANCE PRODUCTS         Total Return
                                               Portfolio           + (-) $         %
 VIP Balanced                               VANGUARD VARIABLE INSURANCE FUND
   Portfolio         + (-)  $         %
 VIP Contrafund                              Total Bond Market
   Portfolio         + (-)  $         %        Index Portfolio     + (-) $         %
 VIP Index 500                               Total Stock Market
   Portfolio         + (-)  $         %        Index Portfolio     + (-) $         %
 VIP Money Market                           VALIC COMPANY I
   Portfolio         + (-)  $         %
FRANKLIN TEMPLETON VARIABLE INSURANCE        International
 PRODUCTS TRUST                                Equities Fund       + (-) $         %
 Developing Markets                          Mid Cap Index Fund    + (-) $         %
   Securities Fund-
   Class 2           + (-)  $         %
 Growth Securities                           Small Cap Index
   Fund- Class 2     + (-)  $         %        Fund                + (-) $         %
 Foreign Securities
   Fund - Class 2    + (-)  $         %

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.


Signature of Insured                                    Signature of Policyholder (if other than Insured)
                                               ,20
Date Signed

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Transfer, Executive Advantage/SM/, 05/13